FOR IMMEDIATE RELEASE

CONTACT:

MEDIA:	ANALYSTS:
Jennifer Martinez, 312/822-5167	James Anderson, 312/822-7757
Sarah Pang, 312/822-6394	Derek Smith, 312/822-6612
David Adams, 312/822-2183
CNA FINANCIAL ANNOUNCES SECOND QUARTER 2014 RESULTS

•	NET OPERATING INCOME OF $272 MILLION, OR $1.00 PER SHARE

•	1.7 POINT IMPROVEMENT IN P&C LOSS RATIO, EX CATS AND DEVELOPMENT

•	OPERATING ROE OF 9.0%

•	BOOK VALUE PER SHARE INCREASE OF 4% FOR THE QUARTER, UP 2% EX AOCI

•	QUARTERLY DIVIDEND OF $0.25 PER SHARE
CHICAGO, August 4, 2014 --- CNA Financial Corporation (NYSE: CNA) today announced second quarter 2014 results, which included net operating income of $272 million, or $1.00 per share, and net income of $267 million, or $0.98 per share. Property & Casualty Operations' combined ratio for the second quarter was 101.3%, or 96.3% excluding catastrophes and development.
CNA Financial also declared a quarterly dividend of $0.25 per share, payable September 3, 2014 to stockholders of record on August 18, 2014.

	Results for the Three Months Ended June 30 (a)		Results for the Six Months Ended June 30 (a)
($ millions, except per share data)	2014	2013	2014	2013
Net operating income	$272	$199	$462	$424
Income (loss) from discontinued operations, net of tax	6	4	(201)	13
Net income	267	194	280	444

Net operating income per diluted share	$1.00	$0.74	$1.71	$1.57
Net income per diluted share	0.98	0.72	1.03	1.64

	June 30, 2014	December 31, 2013
Book value per share	$48.43	$46.91
Book value per share excluding AOCI	44.87	45.26

(a)
Management utilizes the net operating income financial measure to monitor the Company's operations. Please refer to Note O in the Consolidated Financial Statements within CNA's Annual Report on Form 10-K for the year ended December 31, 2013 for further discussion of this measure.

Property & Casualty Operations' net operating income was $236 million for the second quarter of 2014 as compared with $258 million in the prior year quarter. Improved current accident year underwriting results were substantially offset by unfavorable net prior year development. In addition, 2013 results included a legal settlement benefit of $30 million after-tax. After-tax catastrophe losses were $37 million for the three months ended June 30, 2014, primarily due to U.S. weather-related events, as compared with $43 million for the same period in 2013.
Net operating results increased $95 million for our non-core segments, primarily related to a $56 million after-tax postretirement plan curtailment benefit, as well as improved results in our Life & Group segment.
After-tax net investment income increased to $391 million for the second quarter of 2014 as compared with $368 million in the prior year quarter. Both limited partnerships and fixed maturity securities contributed to the increase.
Property & Casualty Operations
"Our second quarter results reflect strong earnings and continued progress on our underlying loss ratio," said Thomas F. Motamed, Chairman and Chief Executive Officer of CNA Financial Corporation. "We believe our existing strategy, which emphasizes disciplined underwriting and portfolio management, will successfully redefine CNA."

	Results for the Three Months Ended June 30		Results for the Six Months Ended June 30
($ millions)	2014	2013	2014	2013
Net written premiums	$1,654	$1,720	$3,421	$3,496
NWP Growth (% year over year)	(4)%	7%	(2)%	9%
Net operating income	$236	$258	$455	$515

Loss ratio excluding catastrophes and development	62.8%	64.5%	63.4%	65.7%
Effect of catastrophe impacts	3.4	3.9	3.9	3.2
Effect of development-related items	1.6	—	0.7	(1.0)
Loss ratio	67.8%	68.4%	68.0%	67.9%

Combined ratio	101.3%	101.5%	101.4%	101.5%
Combined ratio excluding catastrophes and development	96.3%	97.6%	96.8%	99.3%

Business Operating Highlights
CNA Specialty

	Results for the Three Months Ended June 30		Results for the Six Months Ended June 30
($ millions)	2014	2013	2014	2013
Net written premiums	$742	$756	$1,538	$1,559
NWP Growth (% year over year)	(2)%	5%	(1)%	5%
Net operating income	$182	$148	$316	$288

Loss ratio excluding catastrophes and development	62.5%	65.8%	63.1%	66.4%
Effect of catastrophe impacts	0.6	0.7	1.0	0.5
Effect of development-related items	(7.3)	(5.9)	(4.1)	(4.5)
Loss ratio	55.8%	60.6%	60.0%	62.4%

Combined ratio	86.4%	90.4%	90.3%	92.7%
Combined ratio excluding catastrophes and development	93.1%	95.6%	93.4%	96.7%

•	Net operating income increased $34 million for the three months ended June 30, 2014 as compared with the same period in 2013. This increase was primarily due to improved underwriting results.

•
The combined ratio decreased 4.0 points for the three months ended June 30, 2014 as compared with the same period in 2013. The loss ratio decreased 4.8 points, due primarily to an improved current accident year loss ratio as well as increased favorable net prior year development. Catastrophe losses were $5 million, or 0.6 points of the loss ratio, for the three months ended June 30, 2014, as compared with $6 million, or 0.7 points of the loss ratio, for the three months ended June 30, 2013.

•
Net written premiums for CNA Specialty for the three months ended June 30, 2014 were largely consistent with the same period in 2013, although the level of new business has declined. Average rate increased 4% for the three months ended June 30, 2014, as compared with an increase of 6% for the three months ended June 30, 2013 for the policies that renewed in each period. Retention of 82% and 85% was achieved in each respective period.

CNA Commercial

	Results for the Three Months Ended June 30		Results for the Six Months Ended June 30
($ millions)	2014	2013	2014	2013
Net written premiums	$779	$826	$1,678	$1,744
NWP Growth (% year over year)	(6)%	(7)%	(4)%	1%
Net operating income	$59	$112	$137	$237

Loss ratio excluding catastrophes and development	64.7%	66.0%	65.8%	67.3%
Effect of catastrophe impacts	5.7	7.1	6.6	5.8
Effect of development-related items	9.9	3.4	5.5	1.0
Loss ratio	80.3%	76.5%	77.9%	74.1%

Combined ratio	115.0%	111.7%	112.4%	109.3%
Combined ratio excluding catastrophes and development	99.4%	101.2%	100.3%	102.5%

•
Net operating income decreased $53 million for the three months ended June 30, 2014 as compared with the same period in 2013. This decrease was due to higher unfavorable net prior year development, partially offset by improved current accident year underwriting results. The majority of the 2014 unfavorable development relates to business classes which have been exited, but also includes Small Business where underwriting actions have been taken in an effort to improve profitability. In addition, 2013 results included a legal settlement benefit of $30 million after-tax.

•
The combined ratio increased 3.3 points for the three months ended June 30, 2014 as compared with the same period in 2013. The loss ratio increased 3.8 points, primarily due to higher unfavorable net prior year development, partially offset by lower catastrophe losses and an improved non-catastrophe current accident year loss ratio. Catastrophe losses were $47 million, or 5.7 points of the loss ratio, for the three months ended June 30, 2014, as compared with $59 million, or 7.1 points of the loss ratio, for the three months ended June 30, 2013.

•
Net written premiums for CNA Commercial decreased $47 million for the three months ended June 30, 2014 as compared with the same period in 2013, primarily driven by underwriting actions taken in certain business classes and a decreased level of new business, partially offset by continued rate increases. Average rate increased 4% for the three months ended June 30, 2014, as compared with an increase of 9% for the three months ended June 30, 2013 for the policies that renewed in each period. Retention of 70% and 75% was achieved in each respective period.

Hardy

	Results for the Three Months Ended June 30		Results for the Six Months Ended June 30
($ millions)	2014	2013	2014	2013
Net written premiums	$133	$138	$205	$193
NWP growth (% year over year)	(4)%		6%
Net operating income (loss)	$(5)	$(2)	$2	$(10)

Loss ratio excluding catastrophes and development	49.7%	36.5%	45.1%	41.5%
Effect of catastrophe impacts	4.6	—	3.9	—
Effect of development-related items	1.9	17.4	(1.8)	10.0
Loss ratio	56.2%	53.9%	47.2%	51.5%

Combined ratio	102.9%	98.4%	94.7%	101.6%
Combined ratio excluding catastrophes and development	96.4%	81.0%	92.6%	91.6%

•	Net operating loss increased $3 million for the three months ended June 30, 2014 as compared with the same period in 2013, primarily due to underwriting results.

•
The combined ratio increased 4.5 points for the three months ended June 30, 2014 as compared with the same period in 2013. The loss ratio increased 2.3 points due to deterioration in the current accident year loss ratio, including higher catastrophe losses, partially offset by lower unfavorable net prior year development. Catastrophe losses were $4 million, or 4.6 points of the loss ratio, for the three months ended June 30, 2014. There were no catastrophe losses for the three months ended June 30, 2013. The expense ratio increased 2.2 points driven by integration costs and the effect of foreign currency exchange rates.

•
Net written premiums for Hardy for the three months ended June 30, 2014 were largely consistent with the same period in 2013. Average rate decreased 8% for the three months ended June 30, 2014, as compared with a decrease of 1% for the three months ended June 30, 2013 for the policies that renewed in each period. Retention of 67% and 69% was achieved in each respective period.

Life & Group Non-Core

	Results for the Three Months Ended June 30		Results for the Six Months Ended June 30
($ millions)	2014	2013	2014	2013
Operating revenues	$320	$303	$635	$609
Total claims, benefits and expenses	339	387	686	725
Net operating income (loss)	9	(41)	7	(47)

•
Net operating results improved $50 million for the three months ended June 30, 2014 as compared with the same period in 2013, primarily driven by our long term care business which benefited from favorable morbidity and persistency as well as rate increase actions. Results were also affected by higher net investment income, driven by a higher invested asset base, and a gain on a life settlement contract in 2014.

Corporate & Other Non-Core

	Results for the Three Months Ended June 30		Results for the Six Months Ended June 30
($ millions)	2014	2013	2014	2013
Operating revenues	$10	$9	$16	$19
Total claims, benefits and expenses	(32)	36	15	85
Net operating income (loss)	27	(18)	—	(44)

•
Net operating results for the three months ended June 30, 2014 improved $45 million as compared with the same period in 2013. Results in 2014 included a $56 million after-tax benefit relating to a postretirement plan curtailment. This favorable item was partially offset by higher interest expense from a new debt issuance in February 2014, in advance of the December 2014 maturity of our existing debt. In addition, 2013 results included a release of an allowance established for officer notes receivable.

Sale of Continental Assurance Company
On August 1, 2014, the Company announced the successful completion of the sale of Continental Assurance Company as well as a 100% reinsurance agreement with a Bermuda-based subsidiary of CNA. With the completion of the transaction, CNA has effectively disposed of Life & Group Non-Core gross GAAP insurance reserves of $3.5 billion, or 23%, representing the vast majority of its payout annuity business.

Net Operating Income (Loss)

	Results for the Three Months Ended June 30		Results for the Six Months Ended June 30
($ millions)	2014	2013	2014	2013
CNA Specialty	$182	$148	$316	$288
CNA Commercial	59	112	137	237
Hardy	(5)	(2)	2	(10)
Total P&C Operations	236	258	455	515
Life & Group Non-Core	9	(41)	7	(47)
Corporate & Other Non-Core	27	(18)	—	(44)
Total	$272	$199	$462	$424
Net Income (Loss)

	Results for the Three Months Ended June 30		Results for the Six Months Ended June 30
($ millions)	2014	2013	2014	2013
CNA Specialty	$179	$144	$321	$286
CNA Commercial	53	104	139	232
Hardy	(6)	(2)	1	(9)
Total P&C Operations	226	246	461	509
Life & Group Non-Core	6	(40)	14	(40)
Corporate & Other Non-Core	29	(16)	6	(38)
Discontinued Operations	6	4	(201)	13
Total	$267	$194	$280	$444
Property & Casualty Operations Gross Written Premiums

	Results for the Three Months Ended June 30		Results for the Six Months Ended June 30
($ millions)	2014	2013	2014	2013
CNA Specialty	$1,428	$1,295	$2,875	$2,612
CNA Commercial	840	950	1,765	1,910
Hardy	142	147	264	254
Total P&C Operations	$2,410	$2,392	$4,904	$4,776
Property & Casualty Operations Net Written Premiums

	Results for the Three Months Ended June 30		Results for the Six Months Ended June 30
($ millions)	2014	2013	2014	2013
CNA Specialty	$742	$756	$1,538	$1,559
CNA Commercial	779	826	1,678	1,744
Hardy	133	138	205	193
Total P&C Operations	$1,654	$1,720	$3,421	$3,496

About the Company
Serving businesses and professionals since 1897, CNA is the country's eighth largest commercial insurance writer and the 13th largest property and casualty company.  CNA's insurance products include standard commercial lines, specialty lines, surety, marine and other property and casualty coverages.  CNA's services include risk management, information services, underwriting, risk control and claims administration.  For more information, please visit CNA at www.cna.com. “CNA” is a service mark registered by CNA Financial Corporation with the United States Patent and Trademark Office. Certain CNA Financial Corporation subsidiaries use the “CNA” service mark in connection with insurance underwriting and claims activities.
Conference Call and Webcast/Presentation Information
A conference call for investors and the professional investment community will be held at 10:00 a.m. (ET) today. On the conference call will be Thomas F. Motamed, Chairman and Chief Executive Officer of CNA Financial Corporation, and other members of senior management. Participants can access the call by dialing (888) 430-8705, or for international callers, (719) 325-2452. The call will also be broadcast live on the internet at http://investor.cna.com or you may go to the investor relations pages of the CNA website (www.cna.com) for further details. A presentation will be posted and available on the CNA website and will provide additional insight into the results.
The call is available to the media, but questions will be restricted to investors and the professional investment community. A taped replay of the call will be available through August 11, 2014 by dialing (888) 203-1112, or for international callers, (719) 457-0820. The replay passcode is 9133719. The replay will also be available on CNA's website. Financial supplement information related to the results is available on the investor relations pages of the CNA website or by contacting David Adams at (312) 822-2183.
Definition of Reported Segments
CNA Specialty provides professional and management liability, surety and other property and casualty coverages and services, which include warranty and service contracts. Specialty products are sold both domestically and abroad, through brokers, independent agencies and managing general underwriters.
CNA Commercial works with an independent agency distribution system and brokers to market a broad range of property and casualty insurance products and services to small, middle-market and large businesses and organizations domestically and abroad.
Hardy, through Lloyd's Syndicate 382, underwrites primarily short-tail exposures in marine and aviation, non-marine property, specialty lines and property treaty reinsurance.
Life & Group Non-Core primarily includes the results of the individual and group long term care business, as well as closed blocks of structured settlement liabilities, group accident and health reinsurance and life settlement contracts.
Corporate & Other Non-Core primarily includes certain corporate expenses, including interest on corporate debt, and the results of certain property and casualty business in run-off, including CNA Re and asbestos and environmental pollution.
Financial Measures
In the evaluation of the results of CNA Specialty, CNA Commercial and Hardy, management utilizes the loss ratio, the expense ratio, the dividend ratio and the combined ratio. These ratios are calculated using financial results prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). The loss ratio is the percentage of net incurred claim and claim adjustment expenses to net earned premiums. The expense ratio is the percentage of insurance underwriting and acquisition expenses, including the amortization of deferred acquisition costs, to net earned premiums. The dividend ratio is the ratio of policyholders' dividends incurred to net earned premiums. The combined ratio is the sum of the loss, expense and dividend ratios.
This press release may also reference or contain financial measures that are not in accordance with GAAP.  For reconciliations of non-GAAP measures to the most comparable GAAP measures, please refer herein and/or to CNA's most recent 10-K on file with the Securities and Exchange Commission, as well as the financial supplement, available at www.cna.com.
Forward-Looking Statement
This press release may include statements which relate to anticipated future events (forward-looking statements) rather than actual present conditions or historical events.  These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes”, “expects”, “intends”, “anticipates”, “estimates” and similar expressions.  Forward-looking statements, by their nature, are subject to a variety of inherent risks and uncertainties that could cause actual results to differ materially from the results projected.  Many of these risks and uncertainties cannot be controlled by CNA. For a detailed description of these risks and uncertainties affecting CNA, please refer to CNA's most recent 10-K on file with the Securities and Exchange Commission available at www.cna.com.
Any forward-looking statements made in this press release are made by CNA as of the date of this press release.  Further, CNA does not have any obligation to update or revise any forward-looking statement contained in this press release, even if CNA's expectations or any related events, conditions or circumstances change.
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